     As filed with the Securities and Exchange Commission on August 2, 2000

                                                     Registration No. 333-______


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                --------------
                                 OPENTV CORP.
            (Exact name of Registrant as specified in its charter)

          British Virgin Islands                              98-0212376
(State or other jurisdiction of incorporation or           (I.R.S. Employer
            organization)                               Identification Number)

                           401 East Middlefield Road
                            Mountain View, CA 94043
                                (650) 429-5500
                   (Address of principal executive offices)
                                --------------
                   Spyglass, Inc. 1995 Stock Incentive Plan
                Spyglass, Inc. 1995 Director Stock Option Plan
                    AllPen Software 1997 Stock Option Plan
                 Navitel Communications 1997 Stock Option Plan
              OpenTV Corp. 1999 Share Option/Share Issuance Plan
                           (Full title of the plans)
                                --------------
                             James F. Brown, Esq.
               General Counsel, Senior Vice President, Strategic
                           Development and Secretary
                           401 East Middlefield Road
                            Mountain View, CA 94043
                                (650) 429-5500
          (Name, address, and telephone number of agent for service)
                                 --------------
                                   Copy to:
                            Jeffrey D. Saper, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

                        CALCULATION OF REGISTRATION FEE
================================================================================

         Title of Securities                                  Maximum      Proposed Maximum      Proposed Maximum      Amount of
          to be Registered                                  Amount to be    Offering Price      Aggregate Offering    Registration
                                                           Registered (1)       Per Share               Price              Fee
-----------------------------------------------------------------------------------------------------------------------------------
Class A Ordinary Shares (no par value) issuable under:
-----------------------------------------------------------------------------------------------------------------------------------
Spyglass, Inc. 1995 Stock Incentive Plan                  2,059,480 shares    $16.6701(2)       $ 34,331,737.55(2)    $ 9,063.58
-----------------------------------------------------------------------------------------------------------------------------------
Spyglass, Inc. 1995 Director Stock Option Plan               86,832 shares    $17.8822(2)       $  1,552,747.19(2)    $   409.93
-----------------------------------------------------------------------------------------------------------------------------------
AllPen Software 1997 Stock Option Plan                        8,623 shares    $ 0.5835(2)       $      5,031.52(2)    $     1.33
-----------------------------------------------------------------------------------------------------------------------------------
Navitel Communications 1997 Stock Option Plan                 3,721 shares    $ 1.3505(2)       $      5,025.21(2)    $     1.33
-----------------------------------------------------------------------------------------------------------------------------------
OpenTV Corp. 1999 Share Option/Share Issuance Plan        1,780,000 shares    $48.2500(3)       $ 85,885,000.00(3)    $22,673.64
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                     3,938,656 shares                      $121,779,541.47       $32,149.81
-----------------------------------------------------------------------------------------------------------------------------------

(1) Solely for the purpose of calculating the registration fee, the maximum number of shares to be registered under this Registration Statement includes five subtotals, four of which relate to outstanding options that have not been exercised under Spyglass, Inc.'s option plans and assumed option plans. Shares underlying Spyglass options have been converted to OpenTV shares based on an exchange ratio of 0.7236.
(2) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of registration fee based on the weighted average exercise price shown per share of OpenTV Corp. Class A Ordinary Shares covering outstanding but unexercised options under the Spyglass, Inc. option plans and assumed option plans listed above.
(3) Computed in accordance with Rule 457(h) of the Securities Act. Such computation is based on the estimated exercise price of $48.25 per share computed in accordance with Rule 457(c) averaging the high and low prices of shares of OpenTV Corp. Class A Ordinary Shares as reported on the Nasdaq National market on August 1, 2000.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.     Incorporation of Documents by Reference.
------      ---------------------------------------

     OpenTV Corp. ("OpenTV") hereby incorporates by reference in this registration statement the following documents:

     (a) OpenTV's Annual Report on Form 20-F (File No. 001-15473) filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission on June 30, 2000;

     (b) OpenTV's reports on Form 6-K, filed with the Commission on February 3, 2000, March 31, 2000, May 5, 2000; and

     (c) The description of OpenTV's Class A Ordinary Shares is contained in OpenTV's Amendment No. 1 to the Registration Statement on Form F-1, File No. 333-89609, filed with the Commission on November 10, 1999 and any amendment or report filed for the purpose of updating any such description.

     All documents subsequently filed by OpenTV pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.
------      -------------------------

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.
------      --------------------------------------

     Not applicable.

Item 6.     Indemnification of Directors and Officers.
------      -----------------------------------------

     The Articles of Association of OpenTV (Sections 116-122) provide the following:

"LIMITATION OF LIABILITY

     116. To the full extent permitted by the Act or any other applicable laws presently or hereafter in effect, no director of the Company shall be personally liable to the Company or its members for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Any repeal or modification of this Regulation 116 by a resolution of members shall not adversely affect the right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

INDEMNIFICATION

     117. Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

           a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

           b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

     118. The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company, and in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

     119. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

     120. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

     121. If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

     122. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles."

     Sections 57 and 58 of the British Virgin Islands International Business Companies Act permit the following:

     "(S)57. Indemnification (International Business Companies)

     (1) Subject to subsection (2) and any limitations in its Memorandum or Articles, a company incorporated under this Ordinance may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

         (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company or;

         (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

     (2) Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable use to believe that his conduct was unlawful.

     (3) The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is in the absence of fraud, sufficient for the purposes of this section, unless a question of law is involved.

     (4) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

     (5) If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

     (S)58. Insurance (International Business Companies)

     A company incorporated under the Ordinance may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the company, or who at the request of the company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under subsection (1) of section 57."

     In addition, OpenTV maintains directors' and officers' liability insurance policies.

Item 7.        Exemption From Registration Claimed.
------         -----------------------------------
               Not applicable.

Item 8.        Exhibits.
------         --------

                   Exhibit
                   Number                         Description
               ------------    -----------------------------------------------
                    4.1*       Memorandum of Association of OpenTV Corp.

                  4.2*  Articles of Association of OpenTV Corp.

                  4.3 Spyglass, Inc. 1995 Stock Incentive Plan, as amended and restated

                  4.4 Spyglass, Inc. 1995 Director Stock Option Plan, as amended and restated

                  4.5   Navitel Communications 1997 Stock Option Plan

                  4.6* OpenTV Corp. 1999 Share Option/Share Issuance Plan, as amended and restated

                  5.1 Opinion, dated July 28, 2000 of Harney Westwood & Riegels with respect to the validity of the securities being offered

                  23.1  Consent of PriceWaterhouseCoopers LLP, Independent
                        Auditors

                  23.2  Consent of Counsel (contained in Exhibit 5.1)

                  24.1  Power of Attorney (see page II-6)

            * Incorporated herein by reference from OpenTV's Registration Statement on Form F-1, File No. 333-89609, dated October 25, 1999 and any amendments thereto.

Item 9.     Undertakings.
------      ------------

        (a) Rule 415 Offering.  OpenTV hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filing Incorporating Subsequent Exchange Act Documents by Reference.

            OpenTV hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of OpenTV's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of OpenTV pursuant to the foregoing provisions, or otherwise, OpenTV has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by OpenTV of expenses incurred or paid by a director, officer or controlling person of OpenTV in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, OpenTV will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, OpenTV has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 31st day of July, 2000.

                                      OpenTV Corp.

                                      By: /s/ Jan Steenkamp
                                          -----------------
                                          Jan Steenkamp
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall S. Livingston and James F. Brown and each one of them, acting individually and without the other, as his or her attorney-in-fact for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                       Title                                  Date
-------------------------------------  ------------------------------------------------------   -------------
/s/ Jacbous D.T. Stofberg              Chairman of the Board of Directors                       July 31, 2000
-------------------------------------
   Jacbous D.T. Stofberg

/s/ Jan Steenkamp                      President, Chief Executive Officer and Director          July 31, 2000
-------------------------------------  (Principal Executive Officer)
   Jan Steenkamp

/s/ Randall S. Livingston              Executive Vice President, Office of the CEO, Chief       July 31, 2000
-------------------------------------  Financial Officer and Director (Principal
   Randall S. Livingston               Financial and Accounting Officer)


/s/ Jacbous P. Bekker                  Director                                                 July 31, 2000
-------------------------------------
   Jacbous P. Bekker

/s/ Craig L. Enenstein                 Director                                                 July 27, 2000
-------------------------------------
   Craig L. Enenstein

/s/ Paul Haggerty                      Director                                                 July 31, 2000
-------------------------------------
   Paul Haggerty

/s/ William Raduchel                   Director                                                 July 26, 2000
-------------------------------------
   William Raduchel

/s/ Allan M. Rosenzweig                Director                                                 July 31, 2000
-------------------------------------
   Allan M. Rosenzweig

/s/ Stephen F. Ward                    Director                                                 July 28, 2000
-------------------------------------
   Stephen F. Ward